News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202

P&G ANNOUNCES THIRD QUARTER FISCAL 2016 RESULTS
Organic Sales +1%; Net Sales -7%; Diluted Net EPS $0.97,+29%;
Core EPS $0.86, -3%; Currency-Neutral Core EPS Unchanged Versus Prior Year
CINCINNATI, April 26, 2016 - The Procter & Gamble Company (NYSE:PG) reported third quarter fiscal year 2016 diluted net earnings per share of $0.97, an increase of 29%. Core earnings per share were $0.86, a decrease of three percent, while currency-neutral core earnings per share were unchanged versus the prior year. Core operating profit margin increased 300 basis points driven primarily by productivity savings in gross margin. Net sales were $15.8 billion, a decrease of seven percent versus the prior year including a five percent negative impact from foreign exchange, a two percent impact from the Venezuela deconsolidation and a one percent impact from minor brand divestitures. Organic sales grew one percent.

Operating cash flow was $3.3 billion for the quarter. Adjusted free cash flow productivity was 105%. The Company repurchased $1.0 billion of common stock and returned $1.9 billion of cash to shareholders as dividends. Additionally, the Company acquired $4.2 billion of common stock with the closing of the Duracell transaction.

“We continue to make progress on the transformations we are undertaking to return P&G to balanced top and bottom-line growth and maintain strong cash generation,” said President and Chief Executive Officer David Taylor. “We achieved a significant milestone this quarter in the transformation of the product portfolio with the sale of the Duracell business. We delivered another strong quarter of productivity improvement and cost savings, and we increased investments in innovation, advertising and selling to enhance our long-term prospects for faster, sustainable top-line growth and value creation.”
January - March Quarter Discussion
Net sales in the third quarter of fiscal year 2016 were $15.8 billion, a seven percent decrease, including a negative five percentage point impact from foreign exchange and three percentage point impact from the combination of the Venezuela deconsolidation and minor brand divestitures. Organic sales increased one percent on organic shipment volume that was unchanged versus the prior year. Pricing increased total net sales by one percent. All-in volume declined two percent due to the Venezuela deconsolidation and minor brand divestitures.

January - March 2016 Net Sales Drivers*	Volume	Foreign Exchange	Price	Mix	Other**	Net Sales	Organic Volume	Organic Sales
Beauty	(5)%	(5)%	2%	—%	—%	(8)%	(1)%	1%
Grooming	(6)%	(7)%	5%	(1)%	(1)%	(10)%	(5)%	(1)%
Health Care	(3)%	(5)%	1%	—%	—%	(7)%	(2)%	(1)%
Fabric Care and Home Care	—%	(5)%	1%	—%	—%	(4)%	2%	3%
Baby, Feminine and Family Care	(2)%	(5)%	—%	—%	(1)%	(8)%	(1)%	—%
Total P&G	(2)%	(5)%	1%	—%	(1)%	(7)%	—%	1%
* Net sales percentage changes are approximations based on quantitative formulas that are consistently applied.
** Other includes the sales mix impact of acquisitions/divestitures, the Venezuela deconsolidation and rounding impacts necessary to reconcile volume to net sales.

Sales in four of the five business segments benefited from price increases taken with new product innovations and/or to offset the impact of currency devaluation in markets such as Russia, Brazil and Mexico. Volume declined in four of the five business segments due to lower shipments in developing markets, including the impact of the Venezuela deconsolidation and minor brand divestitures. The following business segment discussion includes other impacts to sales growth in addition to those mentioned above:

•
Beauty segment organic sales grew one percent versus year ago as positive impacts from pricing more than offset lower organic volume. Organic sales increases in Personal Care and the super-premium SK-II skin care brand were partially offset by organic sales declines of the Olay brand. Hair Care organic sales were unchanged as growth on Pantene and Head & Shoulders was offset by declines on other brands. In the U.S. both Pantene and Head & Shoulders gained market share.

•
Grooming segment organic sales decreased one percent as growth in international markets was more than offset by declines in the U.S. The benefits from higher pricing in Shave Care and Appliances were more than offset by unit volume declines.

•
Health Care segment organic sales decreased one percent as higher pricing in both Oral Care and Personal Health Care was more than offset by lower volume primarily related to a weak cough and cold season.

•
Fabric Care and Home Care segment organic sales increased three percent versus year ago driven by higher organic volume in developed regions and increased pricing. Home Care organic sales growth was driven by product innovation and Fabric Care organic sales grew behind innovation and increased marketing support.

•
Baby, Feminine and Family Care segment organic sales were unchanged. Baby Care organic sales declined due to lower volume, mainly from competitive activity. Feminine Care organic sales increased driven by growth in adult incontinence and benefits from carryover pricing in developing markets. Family Care organic sales were unchanged.

Core earnings per share were $0.86, a decrease of three percent versus the prior year. Excluding the impact of foreign exchange, currency-neutral core earnings per share were unchanged for the quarter. Diluted net earnings per share from continuing operations decreased one percent to $0.81. Diluted net earnings per share were $0.97, an increase of 29% versus the prior year, driven by impacts from discontinued operations, primarily from base period impairment charges related to the Batteries business and a current year gain on the sale of the business, which closed on February 29, 2016.

Reported gross margin increased 250 basis points. Excluding the impact of incremental restructuring charges, core gross margin improved 270 basis points, including 70 basis points of negative foreign exchange impacts. On a currency-neutral basis, core gross margin increased 340 basis points, driven by 230 basis points of productivity cost savings, 130 basis points from lower commodity costs and a 60 basis point benefit from pricing, partially offset by unfavorable geographic and product mix and by negative scale leveraging due to lower volume.

Selling, general and administrative expense (SG&A) as a percentage of sales decreased 70 basis points on a reported basis versus the prior year, including a 50 basis point benefit due to lower restructuring charges. Core SG&A as a percentage of sales decreased 20 basis points, including a 100 basis point net benefit from foreign exchange impacts, driven by lower foreign currency re-measurement charges. On a currency-neutral basis, core SG&A increased 80 basis points versus the prior year driven by increased advertising, partially offset by a benefit from overhead spending reductions due to productivity efforts.

Reported operating profit margin increased 320 basis points and core operating profit margin was up 300 basis points versus the prior year, including a net 30 basis points benefit from foreign exchange impacts, driven by lower foreign currency re-measurement charges. On a currency-neutral basis, core operating profit margin increased 270 basis points, including 290 basis points of productivity cost savings.

Fiscal Year 2016 Guidance

P&G said it is maintaining its outlook for organic sales growth of in-line to up low-single digits versus fiscal 2015. The Company expects all-in sales to be down high-single digits in fiscal 2016, including a negative six to seven percentage point impact from foreign exchange and a two to three percentage point drag from the combined impacts of the Venezuela deconsolidation and minor brand divestitures.

With one quarter remaining in its fiscal year, the Company said it is tightening its outlook for Core EPS to a range of down three percent to six percent versus last year’s Core EPS of $3.76. P&G said it continues to expect constant-currency Core EPS growth in the mid-single digits. The Company continues to expect foreign exchange to have about a nine percentage point, or negative $0.35 per share, impact on Core EPS growth for the year. All-in GAAP earnings per share are expected to be up in the range of 46% to 51% versus the prior year.

P&G noted that fourth quarter Core EPS is expected to be significantly lower than prior year due to a combination of increased advertising investments, a higher tax rate, headwinds from foreign exchange and lower non-operating income.

The Company expects to repurchase and exchange shares at a value of more than $8 billion through a combination of direct share repurchases and shares that were exchanged in the Duracell transaction. In addition, P&G expects to pay dividends of more than $7 billion, for a total of over $15 billion in dividend payments, share repurchases and share exchanges this fiscal year.

Forward-Looking Statements
Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including disruptions in credit markets, reduced market growth rates or changes affecting our credit rating, and generate sufficient income and cash flow to allow the Company to effect the expected share repurchases and dividend payments; (3) the ability to maintain key manufacturing and supply arrangements (including sole supplier and sole manufacturing plant arrangements) and manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (4) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs, and achieve cost savings described in our announced productivity plan; (5) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (6) the ability to compete with our local and global competitors in new and existing sales channels by successfully responding to competitive factors, including prices, promotional incentives and trade terms for products; (7) the ability to manage and maintain key customer relationships; (8) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, efficacy or similar matters that may arise; (9) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, contractors and external business partners; (10) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (11) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, accounting standards and environmental) and to resolve pending matters within current estimates; (12) the ability to manage changes in applicable tax laws and regulations; (13) the ability to successfully manage our portfolio optimization strategy, as well as ongoing acquisition, divestiture and joint venture activities, to achieve the Company’s overall business strategy, without impacting the delivery of base business objectives; and (14) the ability to successfully achieve productivity improvements and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.
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P&G Media Contacts:
Damon Jones, 513.983.0190
Jennifer Corso, 513.983.2570
P&G Investor Relations Contact:
John Chevalier, 513.983.9974

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
(Amounts in Millions Except Per Share Amounts)
Consolidated Earnings Information
	Three Months Ended March 31			Nine Months Ended March 31
	2016	2015	% Chg	2016	2015	% Chg
NET SALES	$15,755	$16,930	(7)%	$49,197	$54,196	(9)%
COST OF PRODUCTS SOLD	7,915	8,927	(11)%	24,527	28,219	(13)%
GROSS PROFIT	7,840	8,003	(2)%	24,670	25,977	(5)%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,522	4,978	(9)%	13,731	15,740	(13)%
OPERATING INCOME	3,318	3,025	10%	10,939	10,237	7%
INTEREST EXPENSE	146	148	(1)%	429	478	(10)%
INTEREST INCOME	33	38	(13)%	135	103	31%
OTHER NON-OPERATING INCOME, NET	21	53	(60)%	38	85	(55)%
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	3,226	2,968	9%	10,683	9,947	7%
INCOME TAXES ON CONTINUING OPERATIONS	889	567	57%	2,664	2,156	24%
NET EARNINGS FROM CONTINUING OPERATIONS	2,337	2,401	(3)%	8,019	7,791	3%
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	446	(213)	N/A	627	(1,185)	N/A
NET EARNINGS	2,783	2,188	27%	8,646	6,606	31%
LESS: NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	33	35	(6)%	89	91	(2)%
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	$2,750	$2,153	28%	$8,557	$6,515	31%

EFFECTIVE TAX RATE	27.6%	19.1%		24.9%	21.7%

BASIC NET EARNINGS PER COMMON SHARE:*
EARNINGS FROM CONTINUING OPERATIONS	$0.83	$0.85	(2)%	$2.86	$2.77	3%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$0.17	$(0.08)	N/A	$0.23	$(0.44)	N/A
BASIC NET EARNINGS PER COMMON SHARE	$1.00	$0.77	30%	$3.09	$2.33	33%
DILUTED NET EARNINGS PER COMMON SHARE:*
EARNINGS FROM CONTINUING OPERATIONS	$0.81	$0.82	(1)%	$2.78	$2.67	4%
EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	$0.16	$(0.07)	N/A	$0.22	$(0.41)	N/A
DILUTED NET EARNINGS PER COMMON SHARE	$0.97	$0.75	29%	$3.00	$2.26	33%
DIVIDENDS PER COMMON SHARE	$0.663	$0.644		$1.989	$1.931
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	2,835.0	2,882.5		2,855.6	2,885.3

COMPARISONS AS A % OF NET SALES			Basis Pt Chg			Basis Pt Chg
GROSS MARGIN	49.8%	47.3%	250	50.1%	47.9%	220
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	28.7%	29.4%	(70)	27.9%	29.0%	(110)
OPERATING MARGIN	21.1%	17.9%	320	22.2%	18.9%	330
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	20.5%	17.5%	300	21.7%	18.4%	330
NET EARNINGS FROM CONTINUING OPERATIONS	14.8%	14.2%	60	16.3%	14.4%	190
NET EARNINGS ATTRIBUTABLE TO PROCTER & GAMBLE	17.5%	12.7%	480	17.4%	12.0%	540
* Basic net earnings per common share and diluted net earnings per common share are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions) Consolidated Earnings Information
	Three Months Ended March 31, 2016
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$2,719	(8)%	$604	(6)%	$458	(5)%
Grooming	1,623	(10)%	469	(22)%	356	(22)%
Health Care	1,773	(7)%	414	(10)%	278	(8)%
Fabric Care and Home Care	5,028	(4)%	1,014	8%	652	10%
Baby, Feminine and Family Care	4,506	(8)%	976	(3)%	631	(9)%
Corporate	106	N/A	(251)	N/A	(38)	N/A
Total Company	$15,755	(7)%	$3,226	9%	$2,337	(3)%

	Three Months Ended March 31, 2016
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other**	Net Sales Growth
Beauty	(5)%	(1)%	(5)%	2%	—%	—%	(8)%
Grooming	(6)%	(5)%	(7)%	5%	(1)%	(1)%	(10)%
Health Care	(3)%	(2)%	(5)%	1%	—%	—%	(7)%
Fabric Care and Home Care	—%	2%	(5)%	1%	—%	—%	(4)%
Baby, Feminine and Family Care	(2)%	(1)%	(5)%	—%	—%	(1)%	(8)%
Total Company	(2)%	—%	(5)%	1%	—%	(1)%	(7)%

	Nine Months Ended March 31, 2016
	Net Sales	% Change Versus Year Ago	Earnings/(Loss) from Continuing Operations Before Income Taxes	% Change Versus Year Ago	Net Earnings/(Loss) from Continuing Operations	% Change Versus Year Ago
Beauty	$8,723	(10)%	$2,200	(4)%	$1,667	(3)%
Grooming	5,103	(11)%	1,547	(20)%	1,187	(19)%
Health Care	5,547	(8)%	1,426	(1)%	990	—%
Fabric Care and Home Care	15,626	(8)%	3,311	7%	2,172	8%
Baby, Feminine and Family Care	13,874	(10)%	3,124	(6)%	2,063	(9)%
Corporate	324	N/A	(925)	N/A	(60)	N/A
Total Company	$49,197	(9)%	$10,683	7%	$8,019	3%

	Nine Months Ended March 31, 2016
	(Percent Change vs. Year Ago)*
	Volume with Acquisitions & Divestitures	Volume Excluding Acquisitions & Divestitures	Foreign Exchange	Price	Mix	Other**	Net Sales Growth
Beauty	(6)%	(3)%	(7)%	2%	1%	—%	(10)%
Grooming	(4)%	(3)%	(11)%	5%	(2)%	1%	(11)%
Health Care	(4)%	(4)%	(7)%	2%	2%	(1)%	(8)%
Fabric Care and Home Care	(1)%	—%	(7)%	1%	—%	(1)%	(8)%
Baby, Feminine and Family Care	(4)%	(3)%	(7)%	1%	—%	—%	(10)%
Total Company	(4)%	(2)%	(7)%	2%	—%	—%	(9)%
* Sales percentage changes are approximations based on quantitative formulas that are consistently applied.
** Other includes the sales mix impact of acquisitions/divestitures and rounding impacts necessary to reconcile volume to net sales.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Consolidated Statements of Cash Flows
	Nine Months Ended March 31
	2016	2015
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$6,836	$8,558
OPERATING ACTIVITIES
NET EARNINGS	8,646	6,606
DEPRECIATION AND AMORTIZATION	2,239	2,326
SHARE-BASED COMPENSATION EXPENSE	216	231
DEFERRED INCOME TAXES	(428)	(135)
LOSS/(GAIN) ON SALE OF BUSINESSES	241	(319)
GOODWILL AND INTANGIBLE ASSET IMPAIRMENT CHARGES	450	2,021
CHANGES IN:
ACCOUNTS RECEIVABLE	(129)	308
INVENTORIES	(94)	(190)
ACCOUNTS PAYABLE, ACCRUED AND OTHER LIABILITIES	(199)	146
OTHER OPERATING ASSETS & LIABILITIES	167	(823)
OTHER	187	449
TOTAL OPERATING ACTIVITIES	11,296	10,620
INVESTING ACTIVITIES
CAPITAL EXPENDITURES	(2,023)	(2,462)
PROCEEDS FROM ASSET SALES	114	3,715
ACQUISITIONS, NET OF CASH ACQUIRED	(186)	(119)
PURCHASES OF SHORT-TERM INVESTMENTS	(2,372)	(2,897)
PROCEEDS FROM SALES OF SHORT-TERM INVESTMENTS	1,222	256
CASH TRANSFERRED IN BATTERIES DIVESTITURE	(143)	—
RESTRICTED CASH RELATED TO BEAUTY BRANDS DIVESTITURE	(995)	—
CHANGE IN OTHER INVESTMENTS	—	(203)
TOTAL INVESTING ACTIVITIES	(4,383)	(1,710)
FINANCING ACTIVITIES
DIVIDENDS TO SHAREHOLDERS	(5,589)	(5,416)
CHANGE IN SHORT-TERM DEBT	1,535	(141)
ADDITIONS TO LONG-TERM DEBT	3,916	1,188
REDUCTIONS OF LONG-TERM DEBT	(2,210)	(2,684)
TREASURY STOCK PURCHASES	(3,504)	(4,254)
SHARES EXCHANGED IN BATTERIES DIVESTITURE	(1,730)	—
IMPACT OF STOCK OPTIONS AND OTHER	2,024	2,664
TOTAL FINANCING ACTIVITIES	(5,558)	(8,643)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(296)	(451)
CHANGE IN CASH AND CASH EQUIVALENTS	1,059	(184)
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,895	$8,374

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Condensed Consolidated Balance Sheets
	March 31, 2016	June 30, 2015
CASH AND CASH EQUIVALENTS	$7,895	$6,836
AVAILABLE-FOR-SALE INVESTMENTS SECURITIES	5,924	4,767
ACCOUNTS RECEIVABLE	4,591	4,568
INVENTORIES	4,957	4,979
DEFERRED INCOME TAXES	1,189	1,356
PREPAID EXPENSES AND OTHER CURRENT ASSETS	2,733	2,708
ASSETS HELD FOR SALE	7,028	4,432
TOTAL CURRENT ASSETS	34,317	29,646
PROPERTY, PLANT AND EQUIPMENT, NET	19,186	19,655
GOODWILL	44,679	44,622
TRADEMARKS AND OTHER INTANGIBLE ASSETS, NET	24,629	25,010
NONCURRENT ASSETS HELD FOR SALE	—	5,204
OTHER NONCURRENT ASSETS	4,697	5,358
TOTAL ASSETS	$127,508	$129,495
ACCOUNTS PAYABLE	$7,795	$8,138
ACCRUED AND OTHER LIABILITIES	7,652	8,091
LIABILITIES HELD FOR SALE	2,229	1,543
DEBT DUE WITHIN ONE YEAR	13,681	12,018
TOTAL CURRENT LIABILITIES	31,357	29,790
LONG-TERM DEBT	19,134	18,327
DEFERRED INCOME TAXES	9,161	9,179
NONCURRENT LIABILITIES HELD FOR SALE	—	717
OTHER NONCURRENT LIABILITIES	8,003	8,432
TOTAL LIABILITIES	67,655	66,445
TOTAL SHAREHOLDERS' EQUITY	59,853	63,050
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$127,508	$129,495

The Procter & Gamble Company
Exhibit 1: Non-GAAP Measures
In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in the MD&A and the reconciliation to the most closely related GAAP measure. We believe that these measures provide useful perspective of underlying business results and trends and provide a more comparable measure of year-on-year results. These measures are also used to evaluate senior management and are a factor in determining their at-risk compensation. These non-GAAP measures are not intended to be considered by the user in place of the related GAAP measure, but rather as supplemental information to more fully understand our business results. When a non-GAAP measure is used in MD&A, we have provided the comparable GAAP measure in the discussion. These non-GAAP measures may not be the same as similar measures used by other companies due to possible differences in method and in the items or events being adjusted.
The Core earnings measures included in the following reconciliation tables refer to the equivalent GAAP measures adjusted as applicable for the following items:

•	charges for incremental restructuring due to increased focus on productivity and cost savings, and

•	charges for European legal matters.
We do not view these items to be part of our sustainable results.
Organic sales growth: Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of the Venezuela deconsolidation, acquisitions, divestitures and foreign exchange from year-over-year comparisons. We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.
Core EPS and currency-neutral Core EPS: Core EPS is a measure of the Company's diluted net earnings per share from continuing operations adjusted as indicated. Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the incremental current year impact of foreign exchange. The tables below provide a reconciliation of diluted net earnings per share to Core EPS and of Core EPS to currency-neutral Core EPS.
Core operating profit margin: This is a measure of the Company's operating margin adjusted for items as indicated.

Core selling, general and administrative expense (SG&A) as a percentage of sales: This is a measure of the Company's SG&A as a percentage of sales adjusted for items as indicated.
Core gross margin: This is a measure of the Company's gross margin adjusted for items as indicated.
Core tax rate: This is a measure of the Company's tax rate on continuing operations adjusted for items as indicated.
Free cash flow: Free cash flow is defined as operating cash flow less capital spending. We view free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.
Adjusted free cash flow productivity: Adjusted free cash flow productivity is defined as the ratio of free cash flow to net earnings excluding the gain on the sale of the Batteries business.  We view adjusted free cash flow productivity as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information & Non-GAAP Measures
Three Months Ended March 31, 2016
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	CHARGES FOR EUROPEAN LEGAL MATTERS	ROUNDING	NON-GAAP (CORE)
NET SALES	15,755	—	—	—	—	15,755
COST OF PRODUCTS SOLD	7,915	—	(174)	—	—	7,741
GROSS PROFIT	7,840	—	174	—	—	8,014
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,522	—	14	(13)	(1)	4,522
OPERATING INCOME	3,318	—	160	13	1	3,492
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	3,226	—	160	13	—	3,399
INCOME TAX ON CONTINUING OPERATIONS	889	—	33	2	(1)	923
NET EARNINGS FROM CONTINUING OPERATIONS	2,337	—	127	11	1	2,476
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	446	(446)		—	—	—
NET EARNINGS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	33	(1)		—	1	33
NET EARNINGS ATTRIBUTABLE TO P&G	2,750	(445)	127	11	—	2,443
GROSS MARGIN	49.8%		1.1%	—%	—%	50.9%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	28.7%	—%	0.1%	(0.1)%	—%	28.7%
OPERATING PROFIT MARGIN	21.1%	—%	1.0%	0.1%	—%	22.2%
EFFECTIVE TAX RATE	27.6%	—%	(0.3)%	—%	(0.1)%	27.2%
						Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS*	0.81	—	0.04	—	0.01	0.86
	CURRENCY IMPACT TO CORE EARNINGS					0.03
	CURRENCY-NEUTRAL CORE EPS					0.89

CHANGE VERSUS YEAR AGO
CORE GROSS MARGIN	270	BPS
CORE SELLING GENERAL & ADMINISTRATIVE EXPENSE AS A % OF NET SALES	(20)	BPS
CORE OPERATING PROFIT MARGIN	300	BPS
CORE EFFECTIVE TAX RATE	800	BPS
CORE EPS	(3)%
CURRENCY-NEUTRAL CORE EPS	—%

* Diluted net earnings per common share from continuing operations are calculated on net earnings attributable to Procter & Gamble.

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES (Amounts in Millions Except Per Share Amounts) Selected Financial Information & Non-GAAP Measures
Three Months Ended March 31, 2015
	AS REPORTED (GAAP)	DISCONTINUED OPERATIONS	INCREMENTAL RESTRUCTURING	CHARGES FOR EUROPEAN LEGAL MATTERS	ROUNDING	NON-GAAP (CORE)
NET SALES	16,930	—	—	—	—	16,930
COST OF PRODUCTS SOLD	8,927		(156)		—	8,771
GROSS PROFIT	8,003	—	156	—	—	8,159
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	4,978		(73)	(5)	—	4,900
OPERATING INCOME	3,025	—	229	5	—	3,259
EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	2,968	—	229	5	—	3,202
INCOME TAX ON CONTINUING OPERATIONS	567		49		(1)	615
NET EARNINGS FROM CONTINUING OPERATIONS	2,401	—	180	5	1	2,587
NET EARNINGS/(LOSS) FROM DISCONTINUED OPERATIONS	(213)	213		—	—	—
NET EARNINGS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	35	(1)		—	—	34
NET EARNINGS ATTRIBUTABLE TO P&G	2,153	214	180	5	1	2,553
GROSS MARGIN	47.3%	—%	0.9%	—%		48.2%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE AS A % OF NET SALES	29.4%	—%	(0.4)%	—%	(0.1)%	28.9%
OPERATING PROFIT MARGIN	17.9%	—%	1.4%	—%	(0.1)%	19.2%
EFFECTIVE TAX RATE	19.1%		0.2%	—%	(0.1)%	19.2%
						Core EPS:
DILUTED NET EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS*	0.82		0.06	—	0.01	0.89

* Diluted net earnings per common share from continuing operations are calculated on net earnings attributable to Procter & Gamble.

Organic sales growth:
The reconciliation of reported sales growth to organic sales is as follows:

January - March 2016	Net Sales Growth	Foreign Exchange Impact	Acquisition/Divestiture Impact*	Organic Sales Growth
Beauty	(8)%	5%	4%	1%
Grooming	(10)%	7%	2%	(1)%
Health Care	(7)%	5%	1%	(1)%
Fabric Care and Home Care	(4)%	5%	2%	3%
Baby, Feminine and Family Care	(8)%	5%	3%	—%
Total P&G	(7)%	5%	3%	1%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2016 (Estimate)	Down high single digits	6% to 7%	2% to 3%	In-line to up low single digits
* Acquisition/Divestiture Impact also includes the Venezuela deconsolidation, the mix impacts of acquisitions and divestitures and rounding impacts necessary to reconcile net sales to organic sales.
Core EPS and currency-neutral Core EPS:

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Items*	Core EPS Growth	Foreign Exchange Impact	Currency-Neutral Core EPS
FY 2016 (Estimate)	46% to 51%	(52)% to (54)%	(3)% to (6)%	9%	Up mid-single digits
* Includes change in discontinued operations (includes Batteries impairments) and the absence of significant one-time items (e.g. Venezuela charge).
Free cash flow (dollars in millions):

Three Months Ended March 31, 2016
Operating Cash Flow	Capital Spending	Free Cash Flow
$3,278	$(800)	$2,478
Adjusted free cash flow productivity (dollars in millions):

Three Months Ended March 31, 2016
Net Earnings	Gain on Batteries Sale	Net Earnings Excluding Gain on Batteries Sale	Adjusted Free Cash Flow Productivity
$2,783	$(422)	$2,361	105%